                                                                   Exhibit 23(a)

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of PureTec Corporation on Form S-3 of our report dated November 13, 1997, appearing in the Annual Report on Form 10-K of PureTec Corporation for the year ended July 31, 1997, as amended and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Deloitte & Touche LLP
Parsippany, New Jersey

November 20, 1997